Exhibit 99.1

For Immediate Release

Family Dollar Adopts One-Year Shareholder Rights Plan

MATTHEWS, NC, June 9, 2014 - Family Dollar Stores, Inc. (NYSE: FDO) today announced that its Board of Directors has adopted a one-year shareholder rights plan, details of which will be contained in a Form 8-K to be filed with the U.S. Securities and Exchange Commission. All of the Company’s directors voted in favor of the adoption of the rights plan, other than Edward Garden who voted against the plan.

The rights plan, which has a 10% beneficial ownership threshold and may be amended, redeemed or terminated by the Board at any time prior to being triggered, will help the Board protect shareholders against any person or group gaining control of the Company by open market accumulation or otherwise without paying a control premium for all shares. The plan applies equally to all current and future stockholders and is not designed to prevent an offer to acquire the Company, but rather to allow the Board adequate time to consider any and all alternatives. The rights plan will not have any impact on the Company’s financial reporting or the manner in which the Company’s common stock trades.

Morgan Stanley & Co. Incorporated is acting as financial advisor to Family Dollar and Cleary Gottlieb Steen & Hamilton LLP is acting as legal counsel.

Cautionary Statements

Certain statements contained in this press release are “forward-looking statements” that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements address certain plans, activities or events which the Company expects will or may occur in the future and relate to, among other things, the state of the economy, the Company’s investment and financing plans, net sales, comparable store sales, store openings and closings, gross profit, income tax rates, capital expenditures, cost of sales, SG&A expenses, earnings per diluted share, dividends and share repurchases. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statement. Consequently, all of the forward-looking statements made by the Company in this and in other documents or statements are qualified by factors, risks and uncertainties, including, but not limited to, those set forth under the headings titled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission up to the date of this release.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not undertake to update or revise these forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

In addition, the amounts and timing of all estimates are subject to change. The actual amounts and timing may vary materially based on various factors, including the timing of store closings; the timing and amount of sublease income and other lease expense; factors relating to real estate including sale proceeds; asset write-downs and other factors affecting inventory value; changes in management’s assumptions; and other factors.

About Family Dollar

For more than 54 years, Family Dollar has been providing value and convenience to customers in easy-to-shop neighborhood locations. Family Dollar’s mix of name brands and quality, private brand merchandise appeals to shoppers in more than 8,100 stores in rural and urban settings across 46 states. Helping families save on the items they need with everyday low prices creates a strong bond with customers, who often refer to their neighborhood store as “my Family Dollar.” Headquartered in Matthews, North Carolina, just outside of Charlotte, Family Dollar is a Fortune 300, publicly held company with common stock traded on the New York Stock Exchange under the symbol FDO. For more information, please visit www.familydollar.com.

FAMILY DOLLAR CONTACTS:

INVESTOR CONTACT:

Kiley F. Rawlins, CFA

(704) 708-2858

krawlins@familydollar.com

MEDIA CONTACT:

Matthew Sherman / Jamie Moser/ Averell Withers

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449